UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2024
Azenta, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Summit Drive, Burlington, MA 01803
(Address of principal executive offices and Zip Code)

(978) 262-2400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2024, the Board of Directors (the “Board”) of Azenta, Inc. (the “Company”) appointed John Marotta as its President and Chief Executive Officer, effective as of September 9, 2024 subject to Mr. Marotta’s commencement of employment with the Company on such date (the “Start Date”), to succeed the Company’s current President and Chief Executive Officer, Dr. Stephen Schwartz, who as previously announced is retiring effective as of the Start Date. In connection with Mr. Marotta’s appointment, the Board also increased the size of the Board from eight to nine members and appointed Mr. Marotta as a member of the Board, each effective as of the Start Date. Mr. Marotta will assume the duties of the Company’s principal executive officer for Securities and Exchange Commission reporting purposes as of the Start Date.

Mr. Marotta, age 44, most recently served as Executive in Residence at Patient Square Capital from February 2023 to August 2024. He previously served as the President and Chief Executive Officer of PHC Group, a diversified global life sciences, diagnostics and medical device company focused on precision healthcare, from December 2020 to May 2022. Before being promoted to Chief Executive Officer of PHC Group, Mr. Marotta was the President of Epredia, a PHC Group operating company, from July 2020 to April 2021. Prior to PHC Group, Mr. Marotta was a Senior Vice President of Envista Holdings, a dental medical device spinout from Danaher, from September 2019 to June 2020. Prior to the spinout, Mr. Marotta was the Senior Vice President of Dental Platform at Danaher, from October 2018 to September 2019. He served on the board of directors of Senseonics Holdings, Inc. from September 2021 to May 2023. Mr. Marotta received a B.S. from the University of Dayton and an MBA from the University of Denver.

Pursuant to an employment agreement, dated as of September 3, 2024, between Mr. Marotta and the Company (the “Employment Agreement”), Mr. Marotta is entitled to receive (i) an annual base salary of $900,000, (ii) an annual cash bonus with a target bonus opportunity equal to 110% of the annual base salary, (iii) subject to Board approval, a grant of restricted stock units under the Company’s Long-Term Incentive Plan (“LTIP”) to be granted for the fiscal years 2024-2026 with a value of $604,167, of which 75% of the value will be performance based over the 2024, 2025 and 2026 fiscal years and 25% of the value will be time based that vest over three years, and (vi) subject to Board approval, a grant of restricted stock units under the Company’s LTIP to be granted in November 2024 for the fiscal years 2025-2027 with a value of $7,250,000, of which 75% of the value will be performance based over the 2025, 2026 and 2027 fiscal years and 25% of the value will be time based that vest over three years. The equity awards will be under the Company’s Amended and Restated 2020 Equity Incentive Plan, will be subject to a continuing service vesting requirement and provide for accelerated vesting of unvested grants if there is a qualified termination within one year following a change in control of the Company. Under the Employment Agreement, if the Company terminates Mr. Marotta’s employment without “cause” or if Mr. Marotta terminates for “good reason” outside of the “change in control window” (as such terms are defined in the Employment Agreement), Mr. Marotta will be eligible to receive (i) salary continuation payments at his then current annual base salary for a period of one year, which period may be extended for up to an additional year in certain circumstances, (ii) his pro-rated target bonus payable in a single lump sum, and (iii) payment or reimbursement for monthly COBRA premiums for a period of up to eighteen months. If Mr. Marotta’s employment is terminated without cause or if Mr. Marotta terminates for good reason within a change in control window, Mr. Marotta will be eligible to receive (i) severance payable in a single lump sum in an amount equal to the sum of his base salary and target bonus multiplied by two, (ii) his pro-rated target bonus payable in a single lump sum, and (iii) an amount equal to the cost of the premiums that would have been paid by the Company to provide health coverage for Mr. Marotta and his eligible dependents under the Company’s health plans for the two year period following the termination, payable in a lump sum. Mr. Marotta’s rights to any severance benefits are subject to his execution of the Company’s customary separation agreement and waiver of claims. In addition, Mr. Marotta will be eligible to participate in the Company’s sponsored benefit plans available to other executive level employees of the Company.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Further, in connection with Mr. Marotta’s appointment, Mr. Marotta will enter into the Company’s standard form indemnification agreement for executive officers and directors (the “Indemnification Agreement”) and the Company’s standard form of employee non-solicitation and proprietary information agreement (the “Employee Agreement”).

Except for the Employment Agreement, the Indemnification Agreement and the Employee Agreement, there is no arrangement or understanding between Mr. Marotta and any other person pursuant to which Mr. Marotta was selected as an officer and a director of the Company. Mr. Marotta is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Marotta has no family relationships with any of the Company’s directors or executive officers.

As previously announced, on May 8, 2024, the Company entered into a transition agreement with Dr. Schwartz (the “Transition Agreement”) in connection with his retirement under which Dr. Schwartz resigned from his role of President and Chief Executive Officer upon the appointment of his successor. In addition, under the Transition Agreement, upon the Start Date, the Company and Dr. Schwartz intend to enter into a consulting agreement (the “Consulting Agreement”) for Dr. Schwartz to serve as an advisor to the Company until November 30, 2025 to ensure a smooth transition. Pursuant to the Consulting Agreement, (i) the Company will pay Dr. Schwartz (a) $66,250 per month through March 31, 2025 and (b) $33,333.33 per month thereafter through the end of the consulting term and (ii) each of Dr. Schwartz’ outstanding equity awards will continue to vest through the end of the consulting term and remain exercisable in accordance with their respective terms. The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Consulting Agreement, a copy of which is filed as Exhibit A to the copy of the Transition Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2024.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. Marotta’s appointment [and Dr. Schwartz’s retirement] is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Limitation on Incorporation by Reference. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached to this Current Report on Form 8-K as Exhibit 99.1, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, dated September 3, 2024, by and between the Company and John Marotta.
99.1	Press Release dated September 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.
/s/ Jason W. Joseph
Date: September 4, 2024	Jason W. Joseph
Senior Vice President, General Counsel and Secretary